Exhibit 99.1

Energy Services of America Announces Financial Results for the Three Months Ended December 31, 2023

Huntington, WV   February 12, 2024- Energy Services of America Corporation (the “Company” or “Energy Services”) (Nasdaq: ESOA), generated net income of $2.0 million, fully diluted earnings per share of $0.12, revenues of $90.2 million, and adjusted EBITDA of $5.8 million for the three months ended December 31, 2023. The Company had a backlog of $185.9 million (unaudited) at December 31, 2023, as compared to $206.9 million (unaudited) at December 31, 2022.

Douglas Reynolds, President, commented on the announcement. “The financial results for the three months ended December 31, 2023 mark the best first fiscal quarter in the history of Energy Services. We continue to be impressed by our employees’ performance and are excited about the construction opportunities being received.” Reynolds continued, “Fiscal year 2024 is off to a great start and we are looking forward to providing superior services to our customers and maximizing shareholder value into the future.”

Below is a comparison of the Company’s operating results for the three months ended December 31, 2023 and 2022 (unaudited):

	Three Months Ended	Three Months Ended
	December 31, 2023	December 31, 2022
Revenue	$90,163,187	$60,042,585

Cost of revenues	79,324,226	54,056,323

Gross profit	10,838,961	5,986,262

Selling and administrative expenses	7,198,720	5,316,138
Income from operations	3,640,241	670,124

Other income (expense)
Interest income	-	72
Other nonoperating income (expense)	75,001	(80,663)
Interest expense	(601,684)	(499,428)
Loss on sale of equipment	(13,328)	(31,343)
	(540,011)	(611,362)
Income before income taxes	3,100,230	58,762
Income tax expense (benefit)	1,058,035	(79,612)
Net income	$2,042,195	$138,374

Weighted average shares outstanding-basic	16,567,185	16,667,185

Weighted average shares-diluted	16,607,185	16,667,185

Earnings per share	$0.12	$0.01

Earnings per share-diluted	$0.12	$0.01

Please refer to the table below that reconciles adjusted EBITDA with net income (unaudited):

	Three Months Ended	Three Months Ended
	December 31, 2023	December 31, 2022
Net income	$2,042,195	$138,374
Add (less): Income tax expense (benefit)	1,058,035	(79,612)
Add: Interest expense, net of interest income	601,684	499,356
(Less) add: Non-operating (income) expense	(75,001)	80,663
Add: Loss on sale of equipment	13,328	31,343
Add: Depreciation and intangible asset amortization expense	2,176,621	1,895,102
Adjusted EBITDA	$5,816,862	$2,565,226

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures. The reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and other information relating to these measures are included herein. We include these measurements to enhance the understanding of our operating performance. We believe that Adjusted EBITDA as presented herein, considered along with net income (loss), is a relevant indicator of trends relating to the cash generating activity of our operations. We believe that excluding the costs herein provides a consistent comparison of the cash generating activity of our operations. We believe that Adjusted EBITDA is useful to investors as they facilitate a comparison of our operating performance to other companies who also use Adjusted EBITDA as supplemental operating measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

About Energy Services

Energy Services of America Corporation (NASDAQ: ESOA), headquartered in Huntington, WV, is a contractor and service company that operates primarily in the mid-Atlantic and Central regions of the United States and provides services to customers in the natural gas, petroleum, water distribution, automotive, chemical, and power industries. Energy Services employs 1,000+ employees on a regular basis. The Company’s core values are safety, quality, and production.

Certain statements contained in the release including, without limitation, the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans, the effect of the COVID-19 pandemic, the integration of acquired business and other factors referenced in this release, risks and uncertainties related to the restatement of certain of our historical consolidated financial statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Source: Energy Services of America Corporation

Contact: Douglas Reynolds, President

(304)-522-3868